SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 30, 2003

CARROLL SHELBY INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-49738	86-1012155
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. Number)

11150 W. Olympic Blvd., Suite 1050 Los Angeles, California 90064
(Address of principal executive offices)

Registrant’s telephone number, including area code: (310) 914-1843

(Former name and former address, if changed since last report)

Item 2.           Acquisition of Assets

On December 30, 2003, the U.S. Bankruptcy Court for the Eastern District of Michigan Southern Division approved the purchase and sale of assets by Shelby Automobiles, Inc. (“Autos”), a wholly-owned subsidiary of Carroll Shelby International, Inc. (“CSI”), from Venture Molds and Engineering Corporation (“Venture”). The Court had approved Venture’s foreclosure under its security interest in all personal property owned by Shelby American, Inc. (“SAI”). The purchase price of $1,200,000 is evidenced by a promissory note secured by the assets sold. Payment will be made in 40 monthly installments funded by CSI working capital and shareholder loans. The assets were sold free and clear of any other liens, claims, and encumbrances.

The acquired assets include leasehold improvements, equipment and furniture primarily used in the manufacture of Shelby Series I automobiles, several autos in various stages of completion and parts used in manufacture.

Carroll Shelby, director and principal shareholder of Carroll Shelby International, Inc., is a 25% shareholder in SAI.

CSI plans to analyze the assets acquired to determine whether the highest value can be obtained by piecemeal sale, bulk liquidation or use in the production of autos.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARROLL SHELBY INTERNATIONAL, INC.
(Registrant)

	By:	/s/	John Luft
John Luft
PRESIDENT

Dated: January 14, 2004